 Exhibit 23.1

CONSENT OF PIERCY BOWLER TAYLOR & KERN
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in this Registration Statement of Full House Resorts, Inc. on Amendment No. 1 to Form S-1 (File No. 333-193225) of our report dated March 10, 2014, relating to the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries, and to the reference to us under the caption “Experts” in the Prospectus.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern Certified Public Accountants Las Vegas, Nevada

March 10, 2014